                                                                Exhibit 10.208.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is entered into as of December 16, 2002 (the "Effective Date"), between Paxson Communications Corporation, a Delaware corporation (the "Company"), and Lowell W. Paxson (the "Executive"). This instrument amends the Employment Agreement, dated October 16, 1999 (as in effect prior to the execution of this instrument, the "Agreement"), between the Company and the Executive.

         The Company and the Executive acknowledge and agree that (i) the Company granted to the Executive the Options (as defined in Section 4(c) of the Agreement); (ii) as of the Effective Date, none of the Options have been exercised; and (iii) the Options have exercise prices which are substantially in excess of the current market price of the Company's Class A common stock and are therefore unlikely to be exercised in the near future. The Company and the Executive desire to cancel the Options so that the shares of Class A common stock heretofore subject to the Options may be made available for grants to eligible persons under the Company's 1998 Stock Incentive Plan (as amended to date, the "Plan"), in order to improve the Company's ability to attract and retain qualified personnel by providing awards of stock-based compensation under the Plan.

         In consideration of the foregoing and of the resulting benefits accruing to the Executive as the controlling stockholder of the Company, the Company and the Executive agree, effective as of the Effective Date, that the Options are hereby cancelled and terminated in all respects and shall be of no further force or effect.

         Except as amended by this instrument, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Executive have executed this instrument as of the Effective Date.

                                 COMPANY:

                                 PAXSON COMMUNICATIONS CORPORATION


                                 By:
                                    --------------------------------------------
                                    Name: Dean M. Goodman
                                    Title: President and Chief Operating Officer

                                 EXECUTIVE:


                                 -----------------------------
                                 Lowell W. Paxson